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                                                                     EXHIBIT 3.2


                                AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          ENTERPRISE PRODUCTS GP, LLC

         This Amendment No. 1, dated as of September 19, 2002, but effective as of July 27, 2000, (this "Amendment"), to the First Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC (the "Company") dated as of September 17, 1999 (the "LLC Agreement"), is entered into by and among EPC Partners II, Inc., a Delaware corporation, Dan Duncan LLC, a Texas limited liability company, and Shell US Gas & Power, LLC (formerly Tejas Energy, LLC), a Delaware limited liability company. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the LLC Agreement.

                                  WITNESSETH:

         WHEREAS, on July 27, 2000, the Board of Directors and Executive Committee of the Company approved an increase in the number of directors of the Company from nine to ten; and

         WHEREAS, Section 6.02 of the LLC Agreement provides that the Company's Board of Directors shall consist of not less than five nor more than nine natural persons; and

         WHEREAS, the officers of the Company have determined that it is advisable to amend the LLC Agreement, effective as of July 27, 2000, to specifically provide that the Company's Board of Directors may consist of as many as ten Directors; and

         WHEREAS, on September 19, 2002, the Board of Directors and the Executive Committee of the Company approved this Amendment;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         1. Effective as of July 27, 2000, the first sentence of Section 6.02 of the Partnership Agreement is hereby amended to read in its entirety as follows:

             "The Board of Directors shall consist of not less than five nor more than ten natural persons."

         2. As amended hereby, the LLC Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             EPC PARTNERS II, INC.


                                             By: /s/ Victoria Garrett
                                                --------------------------------
                                                Victoria Garrett, Secretary



                                             DAN DUNCAN LLC


                                             By: /s/ Michael R. Johnson
                                                --------------------------------
                                                Michael R. Johnson, Manager



                                             SHELL US GAS & POWER, LLC
                                             (Formerly Tejas Energy, LLC)


                                             By: /s/ A. Y. Noojin, III
                                                --------------------------------
                                                Augustus Y. Noojin, III,
                                                President and Chief Executve
                                                Officer

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